Exhibit 99.1

Hepion Pharmaceuticals Announces Research Partnership with Applied Pharmaceutical Innovation, Faculty of Pharmacy & Pharmaceutical Sciences at University of Alberta

- Accelerating NASH Research Programs -

EDISON, N.J., July 31, 2019 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”) and chronic viral infection, today announced it entered into a research partnership with Applied Pharmaceutical Innovation (“API”), an independent institute that launched out of the Faculty of Pharmacy and Pharmaceutical Sciences at the University of Alberta (“FPPS”) in Edmonton, Canada that is focused on empowering the growth and development of the Canadian pharmaceutical industry in collaboration with post-secondary centers of excellence.

The partnership with API and FPPS greatly expands Hepion Pharmaceuticals’ research capabilities, enabling access to cutting edge expertise and facilities in an industry-leading commercialization framework. As part of this research partnership, Hepion Pharmaceuticals will immediately begin recruiting post-doctoral fellows (“PDF”) to conduct animal imaging studies examining the time course of the development of NASH and fibrosis in various models; the effects of CRV431, the Company’s lead drug candidate, in animal models of NASH; and to further examine CRV431 in cellular assay systems.

“We previously announced that CRV431 has shown anti-fibrotic activity in two separate animal models of NASH and fibrosis in five independent studies and have further characterized the performance of our molecule in phase 1 results in human subjects,” commented Dr. Robert Foster, Hepion Pharmaceuticals’ CEO. “Now we will begin examining exactly what CRV431 is doing in organs of animals using state-of-the art imaging techniques. These imaging studies will be enhanced by digging further into the mode of action of CRV431 on a molecular biology level and will complement our current activities conducted in our own research laboratories and clinical studies.

“Hepion is thrilled with the enhanced research capabilities this partnership provides, and I am personally looking forward to working with the University of Alberta again,” Dr. Foster continued. “The University was supportive of my earlier research that led to the development of voclosporin, which is nearing a readout of Phase 3 trial data, as well as research that has supported our team’s development of CRV431.”

Partial funding for the PDF positions on the Hepion Pharmaceutical research program will be provided through a $6 million collaboration between API and Mitacs, a Canadian Federal Government industry matching program, to support translational research in FPPS.

API and FPPS see partnership with Hepion Pharmaceuticals as a major component of a growing movement to better support innovation in Edmonton.

“Many past Canadian success stories in drug development came out of our Faculty,” said FPPS Dean, Dr. Neal Davies. “We are the only academic institution in Canada with a Health Canada site license for Natural Health Products (NHP) and the ability to do drug development in everything from cannabinoids to radiopharmaceuticals. Our cutting edge GMP clean rooms and manufacturing capacity for clinical trials, as well as our extensive analytical infrastructure and animal facilities, are all world class assets.”

“API launched to support and empower exactly these sorts of collaborations,” commented API CEO, Andrew MacIsaac. “For decades the Faculty of Pharmacy and Pharmaceutical Sciences has been an extremely strong pipeline of talent for the pharmaceutical industry internationally. We’re thrilled to be able to leverage our abilities to support innovation here in Edmonton and we continue to establish Alberta and Canada as a top destination for drug development.”

API has worked closely with regional partners such as the Edmonton Health City Initiative towards this goal, and has partnerships with other centers of expertise, such as the world-renowned Alberta Machine Intelligence Institute, that enable it to establish the health ecosystem in Edmonton as one that is at the global cutting edge. A partnership with Hepion Pharmaceuticals will provide the Company with world class research infrastructure and talent.

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and chronic hepatitis virus infection (HBV, HCV, HDV). The company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilin enzymes, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease—from triggering events through to end-stage disease. For more information, please visit www.hepionpharma.com.

About Applied Pharmaceutical Innovation

API is a not-for-profit that works in collaboration with the University of Alberta’s Faculty of Pharmacy and Pharmaceutical Sciences as well as research and post-secondary institutions across Canada. API draws on an interdisciplinary network of over 30 pharmaceutical scientists, clinicians, regulatory, patent, and market experts in a variety of fields and disease areas to bring life-saving research to the real world. API provides a framework to support industry projects in a manner that keeps IP with the company, is regulatory compliant, and moves at a commercial pace. Learn more about API at www.appliedpharma.ca.

About Faculty of Pharmacy and Pharmaceutical Sciences

Serving as Alberta’s sole pharmacy school since 1914, FPPS holds consistent rankings among the top three institutions in Canada, top 50 globally, and top 15 for global research. FPPS has 50 faculty members, 17 support staff members, 523 preceptors, 2,665 preceptor sites and extensive research infrastructure. Its Katz Group Centre for Pharmacy and Health Research was constructed at a cost of approximately $165 million CAD, covering about 350,000 square feet, as part of a health complex covering almost 750,000 square feet.

The University of Alberta was founded in 1908 and has over 40,000 students, 14,438 employees, 41.3 million National Teaching Fellows, 75 Rhodes Scholars, and an annual economic impact of $12.3 billion CAD.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-

looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the design, progress and timing of preclinical and clinical studies; substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials; that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products.  There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2018 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

(646) 274-3580

skilmer@hepionpharma.com